UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
FARADAY FUTURE INTELLIGENT ELECTRIC INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
18455 S. Figueroa Street
Gardena, California 90248
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 3, 2022
Dear Stockholder:
You are cordially inviteed to attend a Special Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”). The meeting will be held on November 3, 2022 at 9:00 a.m. Pacific Time. Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic and to protect the health and well-being of our employees, stockholders and the broader community, the Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person.
To attend the Special Meeting, please visit www.virtualshareholdermeeting.com/FFIE2022SM. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. If you plan to attend the Special Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).
The Special Meeting will be held for the purpose of voting upon three proposals:
Proposal 1: Proposal to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving notes and warrants of the Company issued or to be issued to ATW Partners LLC, RAAJJ Trading LLC, Daguan International Limited and/or their affiliates as committed under the Securities Purchase Agreement, dated August 14, 2022, as amended as of September 25, 2022, among the Company, FF Simplicity Ventures LLC, and the purchasers party thereto, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock (the “Share Issuance Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL.
Proposal 2: Proposal to approve and adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the authorized number of shares of common stock from 825,000,000 to 900,000,000 (the “Share Authorization Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE AUTHORIZATION PROPOSAL.
Proposal 3: Proposal to approve an amendment to the Charter to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, and a corresponding reduction in the number of authorized shares of the Company’s common stock (after adjustment of the number of authorized shares, if applicable, resulting from stockholder approval of the Share Authorization Proposal), with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Special Meeting (the “Reverse Stock Split Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSAL.
All three proposals are more fully described in the Proxy Statement accompanying this notice.
This Notice of Special Meeting (this “Notice”), the accompanying Proxy Statement and form of proxy are first being mailed on or about October 13, 2022 to stockholders of record as of September 27, 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the Special Meeting will not prevent you from voting at the Special Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Special Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Special Meeting, regardless of whether you plan to attend the Special Meeting.
If you have any questions or need assistance voting, please contact our proxy solicitor:
Morrow Sodali LLC
333 Ludlow St., 5th Floor, South Tower
Stamford, CT 06902
Phone: (203) 658-9400
Email: FFIE@investor.morrowsodali.com
This 13th day of October, 2022.
By Order of the Board of Directors

/s/ Adam (Xin) He
Interim Board Chairman
Gardena, California

i

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 S. Figueroa Street
Gardena, California 90248
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 3, 2022

PROXY STATEMENT

INTRODUCTION
This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our Special Meeting of Stockholders to be held November 3, 2022 (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”). The Special Meeting will be held at 9:00 a.m. Pacific Time. Due to ongoing public health concerns regarding the novel coronavirus (COVID-19) pandemic and for the health and well-being of our stockholders and employees, the Special Meeting will be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/FFIE2022SM. You will be able to vote and submit questions online through the virtual meeting platform during the Special Meeting.
Only stockholders of record as of the close of business on September 27, 2022, the record date for determination of the stockholders entitled to vote at the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting.
INFORMATION ABOUT THE SPECIAL MEETING
Why is the Company holding a Special Meeting of Stockholders?
The Board has called this Special Meeting of the Company’s stockholders to vote on three proposals.
Proposal 1 is to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving notes and warrants of the Company issued or to be issued to ATW Partners LLC, RAAJJ Trading LLC, Daguan International Limited and/or their affiliates as committed under the Securities Purchase Agreement, dated August 14, 2022, as amended as of September 25, 2022, among the Company, FF Simplicity Ventures LLC, and the purchasers party thereto (the “Amended Purchase Agreement”), including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock (the “Share Issuance Proposal”). For further information regarding the Share Issuance Proposal, please refer to page 8 of this Proxy Statement.
Proposal 2 is to approve and adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the authorized number of shares of common stock from 825,000,000 to 900,000,000 (the “Share Authorization Proposal”). For further information regarding the Share Authorization Proposal, please refer to page 12 of this Proxy Statement.
Proposal 3 is to approve an amendment to the Charter to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, and a corresponding reduction in the number of authorized shares of the Company’s common stock (after adjustment of the number of authorized shares, if applicable, resulting from stockholder approval of the Share Authorization Proposal), with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting (the “Reverse Stock Split Proposal”). For further information regarding the Reverse Stock Split Proposal, please refer to page 13 of this Proxy Statement.

WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR THE SPECIAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.
When and where will the Special Meeting be held?
The Special Meeting will be held on November 3, 2022 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/FFIE2022SM.
Why am I receiving these materials?
You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Special Meeting. This Proxy Statement summarizes material information with respect to the Special Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. You do not need to attend the Special Meeting to vote your shares.
How can I attend the Special Meeting?
Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Special Meeting by logging in at www.virtualshareholdermeeting.com/FFIE2022SM. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Special Meeting as a guest, but you will not be able to submit questions or vote at the Special Meeting.
The Special Meeting will begin promptly at 9:00 a.m. Pacific Time, on November 3, 2022. We encourage you to access the Special Meeting prior to the start time. Online access will open at 8:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.
What if I have technical difficulties or trouble accessing the virtual Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/FFIE2022SM.
What proposals will be voted on at the Special Meeting? What is the Board’s voting recommendation?
At the Special Meeting, stockholders will be asked to consider the Share Issuance Proposal, the Share Authorization Proposal and the Reverse Stock Split Proposal.
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL, “FOR” THE SHARE AUTHORIZATION PROPOSAL AND “FOR” THE REVERSE STOCK SPLIT PROPOSAL.
Will any other business not discussed in this Proxy Statement come before the Special Meeting?
No. Pursuant to the Bylaws, any business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.
What is the quorum requirement?
A quorum of stockholders is necessary to hold the Special Meeting and vote upon the Share Issuance Proposal, the Share Authorization Proposal and the Reverse Stock Split Proposal. A majority of the voting power of the outstanding shares of stock entitled to vote at any meeting of stockholders, the holders of which are present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum. On the Record Date, there were 392,903,916 shares outstanding and entitled to vote. Thus, the holders of 196,451,959 shares must be present in person or represented by proxy at the Special Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions will be counted towards the quorum requirement.
If there is no quorum, the Special Meeting may be adjourned by the holders of a majority of shares present at the meeting in person or represented by proxy or by the chairperson of the meeting.
Who is entitled to vote?
The Record Date for the Special Meeting is the close of business on September 27, 2022. As of the Record Date, 392,903,916 shares of FF common stock, par value $0.0001 per share, were outstanding, consisting of 328,903,328 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and 64,000,588 shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”). Only holders of record of Common Stock as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each stockholder is entitled to one vote for each share of Class A Common Stock and/or Class B Common Stock held by such stockholder on the Record Date.
How many votes do I have?
For all of the proposals on the agenda for the Special Meeting, you have one vote for each share of Common Stock you owned as of the Record Date.
How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote electronically during the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Special Meeting, to ensure your vote is counted. You may still attend the Special Meeting and vote electronically during the meeting even if you have already voted by proxy.
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To vote your shares electronically during the Special Meeting, follow the instructions above for participating in the Special Meeting. Join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, your shares will be voted as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on November 2, 2022 to be counted.

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To vote over the Internet, go to www.proxyvote.com and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on November 2, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How do I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering, to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Special Meeting and voting electronically, as indicated above under “How do I vote?” Attendance at the Special Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Special Meeting, your vote at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
If I vote in advance, can I still attend the Special Meeting?
Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your shares will be represented at the Special Meeting. However, returning your proxy card does not affect your right to attend the Special Meeting.
How many votes are required for the approval of the Share Issuance Proposal, the Share Authorization Proposal and the Reverse Stock Split Proposal, and how will abstentions and broker non-votes be treated?
The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote is required for the approval of the Share Issuance Proposal. A stockholder may abstain from voting with respect to the Share Issuance Proposal. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have the same effect as a vote against the Share Issuance Proposal. Broker discretionary voting is not permitted for the Share Issuance Proposal, and broker non-votes will not be counted towards a quorum and will have no effect on the Share Issuance Proposal.
The affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote thereon is required for the approval of the Share Authorization Proposal. A stockholder may abstain from voting with respect to the Share Authorization Proposal. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have the same effect as a vote against the Share Authorization Proposal. Broker discretionary voting is permitted for the Share Authorization Proposal, and broker non-votes will not be counted towards a quorum and will have the same effect as a vote against the Share Authorization Proposal.
The affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote thereon is required for the approval of the Reverse Stock Split Proposal. A stockholder may abstain from voting with respect to the Reverse Stock Split Proposal. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have the same effect as a vote against the Reverse Stock Split Proposal. Broker discretionary voting is permitted for the Reverse Stock Split Proposal, and broker non-votes will not be counted towards a quorum and will have the same effect as a vote against the Reverse Stock Split Proposal.
What are the consequences if the Share Issuance Proposal is not approved?
Pursuant to the Amended Purchase Agreement, the Company is obligated to use reasonable best efforts to hold the Special Meeting and use reasonable best efforts to obtain stockholder approval of the Share Issuance Proposal. If the Share Issuance Proposal is not approved at the Special Meeting, the Company would be obligated under the Amended Purchase Agreement to use reasonable best efforts to seek approval of the Share Issuance Proposal at a second special meeting of stockholders within 120 days after the Special Meeting and at each annual meeting of Company stockholders thereafter (starting in 2023) until such approval is obtained or until the notes issued pursuant to the agreement are no longer outstanding. The failure to obtain approval of the Share Issuance Proposal may also hinder the Company from obtaining future financing.

What are the consequences if the Share Authorization Proposal is not approved?
If the Share Authorization Proposal is not approved at the Special Meeting, the Charter will not be amended to increase the authorized number of shares of Common Stock from 825,000,000 to 900,000,000. The failure to obtain approval of the Share Authorization Proposal may also hinder the Company from obtaining future financing.
What are the consequences if the Reverse Stock Split Proposal is not approved?
If the Reverse Stock Split Proposal is not approved, the Board will not amend and restate the Charter to effect a reverse stock split of the Company’s Common Stock to maintain compliance with Nasdaq Listing Rule 5450(a)(1), which requires that companies listed on the Nasdaq Global Select Market maintain a closing bid price of at least $1.00 per share. If the Company is unable maintain compliance with Nasdaq Listing Rule 5450(a)(1), the Company’s Common Stock may be delisted by the Nasdaq Stock Market, which will have adverse effects on the liquidity of your investment.
How will my shares be voted if I return a blank proxy card or voting instruction form?
If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via the Internet or by telephone, or vote at the Special Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the proxy card and do not provide voting instructions on any given matter, your shares will be voted in accordance with our Board's recommendations on that matter. We urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the proxy card, whether or not you plan to vote at the Special Meeting.
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive a voting instruction form from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your shares may not be voted by your broker, bank or other nominee with regards to the Share Issuance Proposal, but your shares may be voted by your broker, bank or other nominee in their discretion with regards to the Share Authorization proposal and the Reverse Stock Split Proposal. If your broker, bank or other nominee executes the proxy card and does not provide voting instructions on any given matter, your shares will be voted in accordance with our Board's recommendations on that matter. We urge you to instruct your broker, bank or other nominee to vote your shares in accordance with our Board's recommendations on the voting instruction form, whether or not you plan to vote at the Special Meeting.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day prior to the date of the Special Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.
What does it mean if I receive more than one proxy card from the Company?
If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote every proxy card that you receive.
Can I ask questions at the virtual Special Meeting?
Stockholders as of the Record Date who attend and participate in our virtual Special Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Special Meeting. We also encourage you to submit questions in advance of the Special Meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to www.virtualshareholdermeeting.com/FFIE2022SM and logging in with your control number.
During the Special Meeting, we will spend up to 10 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the topics and types of questions that will be accepted, will be posted on the Special Meeting website during the Special Meeting. To ensure the orderly conduct of the

Special Meeting, we encourage you to submit questions in advance. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Special Meeting.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Special Meeting, which will be posted on the meeting center website.
How do I ask questions during the Special Meeting?
If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Special Meeting as a “Stockholder” with your control number and may submit questions during the Special Meeting at www.virtualshareholdermeeting.com/FFIE2022SM. We also encourage you to submit questions in advance of the meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to www.virtualshareholdermeeting.com/FFIE2022SM and logging in with your control number.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders for any purpose germane to the Special Meeting for 10 business days prior to the Special Meeting at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Special Meeting at www.virtualshareholdermeeting.com/FFIE2022SM. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.
How can I find out the results of the voting at the Special Meeting?
We will report the voting results of the Special Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting, a copy of which will also be available on our website at https://investors.ff.com/.
Whom can I contact for further information?
If you have any questions, please contact our proxy solicitor:
Morrow Sodali LLC
333 Ludlow St., 5th Floor, South Tower
Stamford, CT 06902
Phone: (203) 658-9400
Email: FFIE@investor.morrowsodali.com
When is the 2022 Annual Meeting?
The Company intends to file a preliminary proxy statement on Schedule 14A (the “Annual Meeting Proxy Statement”), stating that the Company is holding its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), at which stockholders may vote on (1) the election of directors to the Board, (2) the ratification of an independent registered public accounting firm for the year ending December 31, 2022, (3) the Share Issuance Proposal, (4) a proposal to amend the Charter to increase the authorized number of shares of Common Stock to 1,500,000,000 and/or (5) the Reverse Stock Split Proposal. The Company anticipates that the 2022 Annual Meeting will be held after the Special Meeting.
If the Share Issuance Proposal is approved at the Special Meeting, the Company will not consider the Share Issuance Proposal at the 2022 Annual Meeting because the issue of its approval will have become moot. If the Reverse Stock Split Proposal is approved at the Special Meeting, the Company will not consider the Reverse Stock Split Proposal at the 2022 Annual Meeting because the issue of its approval will have become moot. Whether or not the Share Authorization Proposal is approved at the Special Meeting, the Company may put forward for shareholder approval a proposal at the 2022 Annual Meeting to amend the Charter to increase the authorized number of shares of Common Stock from either 825,000,000 (if the Share Authorization Proposal is not approved at the Special Meeting) or 900,000,000 (if the Share Authorization Proposal is approved at the Special Meeting) to 1,500,000,000.

The Company intends to file with the SEC the Annual Meeting Proxy Statement and associated proxy card in connection with the solicitation of proxies for the 2022 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S ANNUAL MEETING PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and stockholders will be able to obtain a copy of the Annual Meeting Proxy Statement, any amendments or supplements thereto and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov.
WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR BOTH THE SPECIAL MEETING AND THE 2022 ANNUAL MEETING AS PROMPTLY AS PRACTICABLE TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.

PROPOSAL 1: THE SHARE ISSUANCE PROPOSAL
Existing Purchase Agreement
On August 14, 2022, the Company entered into a Securities Purchase Agreement (the “Existing Purchase Agreement”) with FF Simplicity Ventures LLC, an affiliate of ATW Partners LLC (“FF Simplicity”), in its capacity as administrative agent and collateral agent, and certain purchasers including FF Simplicity (collectively with additional purchasers from time to time party thereto, the “Purchasers”), to issue and sell: $27.0 million in aggregate principal amount of the Company’s senior secured convertible notes (the “Initial Bridge Notes”); $10.0 million in aggregate principal amount of the Company’s senior secured convertible notes (the “Second Bridge Notes” and, with the Initial Bridge Notes, the “Bridge Notes”) on the 20th business day following the closing of the Initial Bridge Notes; and $15.0 million in aggregate principal amount of the Company’s senior secured convertible notes (the “Original Third Bridge Notes”) on or prior to October 11, 2022, in each case subject to the satisfaction or waiver of certain conditions. The Initial Bridge Notes were funded to the Company on August 16, 2022.
Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes
On September 23, 2022, the Company entered into that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes (the “Amendment”) with its subsidiaries party thereto, FF Simplicity, as administrative agent, collateral agent and purchaser, and RAAJJ Trading LLC, as purchaser, to amend, among other things, the Existing Purchase Agreement (as so amended, the “Amended Purchase Agreement”). Pursuant to the Amendment, the Purchasers agreed to accelerate funding obligations under the Original Third Bridge Notes, with $7.5 million in aggregate principal amount of such notes (the “Third Bridge Notes”) being funded and issued on September 23, 2022, and the remaining $7.5 million aggregate principal amount (the “Fourth Bridge Notes”) being funded as follows: (i) $5.5 million of which is to be funded and issued upon the later of (A) September 30, 2022 and (B) the filing by the Company of an amendment to its Registration Statement on Form S-1 (File No. 333-258993) (the “Form S-1”) and (ii) $2.0 million of which is to be issued and sold upon the later of (A) October 11, 2022 (extended from an original outside date of October 7, 2022 pursuant to the Limited Consent by FF Simplicity and the Company on October 11, 2022) and (B) the filing by the Company of an amendment to the Form S-1, in each case subject to certain closing conditions. The Purchasers also agreed under the Amendment to purchase an additional $5.0 million in aggregate principal amount of the Company’s senior secured convertible notes (the “Fifth Bridge Notes” and, together with the Third Bridge Notes and the Fourth Bridge Notes, the “Additional Bridge Notes”) upon the filing by the Company of an amendment to the Form S-1, subject to certain closing conditions. The Fifth Bridge Notes are not required to be funded to the extent that the Company receives $10.0 million in additional financing (including pursuant to the Joinder described below). The Third Bridge Notes were funded to the Company on September 23, 2022. The Fourth Bridge Notes were funded on October 11, 2022 and included a waiver of the Company’s requirement to generally pay its debts as they come due in connection with the closing of the Fourth Bridge Notes.
Under the Amended Purchase Agreement and the Existing Purchase Agreement, the Company is permitted to obtain incremental senior secured convertible notes in an aggregate principal amount of $248 million within 90 days after the closing of the Initial Bridge Notes (the “Incremental Notes” and together with the Bridge Notes and Additional Bridge Notes, the “Notes”). The Company is in active discussions with several potential additional Purchasers of the Notes and other debt and equity investments in the Company, but there is no assurance that any additional Notes will be issued under the Amended Purchase Agreement.
The Notes are subject to an original issue discount of 10%, and are convertible into shares of the Company’s Class A Common Stock at a conversion price equal to $2.2865 in respect of the Initial Bridge Notes and $2.69 in respect of the Second Bridge Notes, the Third Bridge Notes, the Fourth Bridge Notes and the Fifth Bridge Notes (which have been adjusted downward to $0.8925 and $1.05, respectively, pursuant to the Joinder described below), plus an interest make-whole amount as set forth in the Notes, subject to customary adjustments, including full ratchet anti-dilution protection. The shares of the Company’s Class A Common Stock issuable upon conversion of the Notes are not transferable for three months (adjusted from six months in the Existing Purchase Agreement) without the prior written consent of the Company (which consent shall not be unreasonably withheld).
As a closing condition under the Amended Purchase Agreement for funding of each of the Bridge Notes and Additional Bridge Notes, the Company is required to deliver to each of the Purchasers a warrant (a “Warrant”) registered in the name of such Purchaser to purchase up to a number of shares of the Company’s Class A Common Stock equal to 33% of such shares (except for the Fifth Bridge Notes, which shall equal 100% of such shares) issuable to such Purchaser upon conversion of the Note, with an exercise price equal to $5.00 per share, subject to customary full ratchet anti-dilution protection and other adjustments, and are exercisable for seven years on a cash or cashless basis. The Company may repurchase the Warrants for $0.01 per Warrant share if and to the extent the volume weighted average prices of the Company’s Class A Common Stock during 20 of out 30 trading days prior to the repurchase is greater than $15.00 per share, subject to certain additional conditions. On September 23, 2022, the Company issued a Warrant to the Purchaser exercisable for 920,074 shares of the Company’s Class A Common Stock, concurrent with the funding of the $7.5 million Third Bridge Notes commitment.
As additional consideration for FF Simplicity entering into the Amendment in its capacity as administrative agent and collateral agent, the Company has also issued to FF Simplicity a warrant to purchase ten (10) shares of the Company’s Class A Common Stock (the “Adjustment Warrant”). The terms of the Adjustment Warrants are the same as the Warrants described above, except that the Adjustment Warrant (i) has an exercise price equal to $0.50 per share and (ii) does not have the optional repurchase provision described above if stock trades above $15.00 per share.
Joinder and Amendment Agreement with Senyun International Ltd.
On September 25, 2022, the Company entered into a Joinder and Amendment Agreement (the “Joinder”) with Senyun International Ltd., an affiliate of Daguan International Limited (the “New Purchaser”), FF Simplicity, as administrative agent, collateral agent and purchaser, and RAAJJ Trading LLC, as purchaser, pursuant to which the New Purchaser agreed to purchase Incremental Notes under the Amended Purchase Agreement in an aggregate principal amount of up to $60.0 million (collectively, the “New Notes”) in installments as follows: (a) $10.0 million in principal amount of New Notes to be funded upon completion of the Company’s supplemental due diligence that is currently in process, (b) $10.0 million in principal amount of New Notes on a date that is no later than October 14, 2022, (c) $10.0 million in principal amount of New Notes on a date that is not later than fifteen (15) business days after the effectiveness of the Form S-1(it being understood that the Form S-1 shall be amended by a filing to be made after the date of the Joinder so that the Form S-1 registers the resale by the Purchasers of all shares issuable pursuant to the Financing Documents (as defined below)), (d) $10.0 million in principal amount of New Notes on a date that is not later than thirty (30) business days after the later of (i) the effectiveness of the Form S-1 and (ii) the approval of the Share Issuance Proposal, and (e) $20.0 million in principal amount of New Notes on a date that is no later than ten (10) business days after the later of (i) official delivery of FF91 to the first batch of bona fide customers and (ii) approval of the Share Issuance Proposal. Pursuant to the Joinder, the New Purchaser has all of the same rights and obligations as a Purchaser under the Amended Purchase Agreement and all documents, instruments and agreements contemplated therein or thereby (collectively, and together with the Joinder, the “Financing Documents”). Each such purchase of New Notes by the New Purchaser is subject to certain closing conditions. In addition to the New Purchaser’s commitment as set forth in the Joinder, the Joinder effectuated certain other amendments to the Amended Purchase Agreement, including, among other things, permitting the New Notes to be funded in accordance with the Joinder. The New Purchaser and the Company are in discussions regarding a potential adjustment to the conversion price under the New Notes that would apply to the second through fifth tranches of the New Notes. There can be no guarantee regarding the timing of the completion of the Company’s supplemental due diligence relating to the investment by the New Purchaser, or whether the Company's findings from such diligence efforts will result in further delays or the inability of the Company to complete such financing. In addition, if the New Purchaser does not comply with its obligations under the Joinder, we may not be able to complete the contemplated financing and we may be required to find alternative financing sources, which may not be available on attractive terms or at all.
The New Notes are subject to an original issue discount of 10%, and are convertible into shares of the Company’s Class A Common Stock at a conversion price equal to $1.05, subject to customary adjustments, including full ratchet anti-dilution protection. The shares of the Company’s Class A Common Stock issuable upon conversion of the New Notes purchased by the New Purchaser in respect of its first $20.0 million investment are not transferable for 30 days without the prior written consent of the Company (which consent shall not be unreasonably withheld), and the shares of the Company’s Class A Common Stock issuable upon conversion of the New Notes purchased by the New Purchaser in respect of its remaining $40.0 million investment are not transferable for three months without the prior written consent of the Company (which consent shall not be unreasonably withheld).

As a closing condition for the New Purchaser to purchase the New Notes on each applicable date described above (each, a “Funding Date”), the Company is required to deliver to the New Purchaser a Warrant registered in the name of the New Purchaser to purchase up to a number of shares of the Company’s Class A Common Stock equal to 33% of the shares issuable upon conversion of the applicable New Note on such Funding Date, with an exercise price equal to $5.00, subject to adjustment therein.
Under the Amended Purchase Agreement and the Joinder, the Company has agreed to use reasonable best efforts to hold the Special Meeting to obtain stockholder approval, as is required by the applicable rules and regulations of the Nasdaq Stock Market, with respect to the transactions contemplated by the Amended Purchase Agreement, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s Class A Common Stock upon conversion of the Notes and exercise of the Warrants being issued to the Purchasers. The Company sought a financial viability exception under Nasdaq Listing Rule 5635(f) to exempt such issuance in excess of 19.99% of the shares of the Company’s Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the signing of the Existing Purchase Agreement, but the Nasdaq Stock Market declined to grant such an exception including due to the fact that no investor has conditioned its investment upon the Company obtaining such exception.
Voting Agreements by FF Top Holding LLC and Season Smart Limited
On September 23, 2022, the Company entered into a letter agreement with each of FF Top Holding LLC (“FF Top”) (the “FF Top Voting Agreement”) and Season Smart Limited, an indirect subsidiary of China Evergrande Group (“Season Smart”) (the “Season Smart Voting Agreement”), the two largest holders of the Company’s Common Stock, pursuant to which each of FF Top and Season Smart has agreed to vote, with respect to all shares of Company voting stock over which such party has voting control, in favor of any resolution presented to the stockholders of the Company at a stockholders’ meeting to approve, among other things:
•	the issuance, in the aggregate, of more than 19.999% of the number of shares of outstanding Common Stock (under Nasdaq Listing Rule 5635(d)) as a result of:
○
the issuance of up to (x) $57.0 million in principal amount of senior secured Tranche A convertible notes at a conversion price of not below $1.05 per share of the Class A Common Stock for $27.0 million, and the remainder ($30.0 million) at a conversion price of not below $2.69 per share of the Class A Common Stock, (y) $57.0 million in principal amount of senior secured Tranche B convertible notes at a conversion price of not below $1.05 per share of the Class A Common Stock for $27.0 million, and the remainder ($30.0 million) at a conversion price of not below $2.69 per share of the Class A Common Stock, and (z) 26,822,724 shares of the Class A Common Stock upon the exercise of associated warrants, in each case, pursuant to the Existing Purchase Agreement (as then amended) and subject to the full-ratchet anti-dilution and most favored nation protections therein;

○	the issuance of up to 73,675,656 shares of the Class A Common Stock upon the exercise of all previously issued convertible notes and warrants of the Company; and
○	the issuance of up to $60.0 million in principal amount of senior secured convertible notes pursuant to the Joinder by Senyun International Ltd. and/or its affiliates; and
•	an increase to the number of authorized shares of Company Common Stock to 900,000,000.
In addition, each of FF Top and Season Smart have agreed in their respective voting agreements that, subject to the consent of such FF Top and Season Smart (with respect to each such party’s respective voting agreement), which consent is not to be unreasonably withheld, conditioned or delayed, the Company may seek to further increase the number of authorized shares of Company common stock to, up to a maximum of 1,500,000,000 shares and such party agrees to vote all shares with respect to which it has voting power in favor of any resolutions presented to stockholders to effect such increase in the number of authorized shares.
FF Top’s and Season Smart’s obligations pursuant to their respective voting agreements are conditioned on the accuracy of certain representations, compliance by the Company with certain covenants and the satisfaction of certain conditions, in each case as further set forth in the applicable voting agreement.
The summary of the Purchase Agreement, the Amendment, the Joinder, the FF Top Voting Agreement and the Season Smart Voting Agreement in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on August 15, 2022, and the full texts of the Amendment, the Joinder, the FF Top Voting Agreement and the Season Smart Voting Agreement, which are filed as exhibits to the Current Report on Form 8-K filed by the Company with the SEC on September 26, 2022.
The failure to obtain approval of the Share Issuance Proposal may hinder the Company from obtaining future financing.
Proposal
The Company is seeking stockholder approval, as is required by the applicable rules and regulations of the Nasdaq Stock Market, with respect to transactions involving notes and warrants of the Company issued or to be issued to ATW Partners LLC, RAAJJ Trading LLC, Daguan International Limited and/or their affiliates as committed under the Amended Purchase Agreement, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock.
Voting Requirements
The Company’s Bylaws require the affirmative vote of the holders of a majority of the voting power of the shares present in person via remote communication or represented by proxy duly authorized at the meeting and entitled to vote to approve the Share Issuance Proposal.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL.

PROPOSAL 2: THE SHARE AUTHORIZATION PROPOSAL
Proposal
The Board recommends that the stockholders adopt an amendment to the Charter to increase the number of authorized shares of Common Stock from 825,000,000 to 900,000,000 shares. Pursuant to the Charter, the Company currently has 825,000,000 shares of Common Stock authorized, including (i) 750,000,000 shares of Class A Common Stock and (ii) 75,000,000 shares of Class B Common Stock. As of August 9, 2022, there were 263,913,346 shares of Class A Common Stock and 64,000,588 shares of Class B Common Stock issued and outstanding.
The Board believes it is desirable for the Company to have a sufficient number of shares of Common Stock available for possible future financings or acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. In particular, in order to fund its ongoing operations and business plan, including to launch the FF 91, the Company is seeking to raise additional capital from various fundraising efforts currently underway to supplement its cash on hand of $31.4 million as of September 21, 2022. Although the Company has taken steps to preserve its cash position, including reducing spending, extending payment cycles and other similar measures, it projects that it will require additional funds in order to continue operations, and will also need to raise additional financing during the remainder of 2022 and beyond 2022 to support the ramp-up of production of the FF 91 to generate revenues to put the Company on a path to cash flow break-even. It is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by the Company’s Charter, applicable law or the rules of any stock exchange or other quotation system on which the Company’s securities may then be listed. The Board believes that approval of the Share Authorization Proposal is crucial to ensure that the Company has sufficient authorized shares to secure needed financing without incurring the delay and expense of holding additional stockholders’ meetings.
If the Share Authorization Proposal is approved, up to an additional 75,000,000, or a total of 900,000,000, authorized and unreserved shares of Common Stock would be available for future issuance. The additional shares of Common Stock will have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.
The Charter amendment will become effective upon the filing of the amendment with the Secretary of State of Delaware. The Company currently plans to file such amendment promptly after the Special Meeting if the Share Authorization Proposal is approved.
The failure to obtain approval of the Share Authorization Proposal may hinder the Company from obtaining future financing.
Voting Requirements
Delaware law and the Charter require the affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote at the Special Meeting to approve the Share Authorization Proposal.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE AUTHORIZATION PROPOSAL.

PROPOSAL 3: THE REVERSE STOCK SPLIT PROPOSAL
Proposal
The Board recommends that the stockholders authorize the Board to adopt an amendment to the Charter to effect a reverse stock split of the Company’s issued and outstanding Common Stock, by a ratio of any whole number in the range of 1-for-2 to 1-for-10. The Board may determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio, provided that any reverse stock split is implemented within one year after the conclusion of the Special Meeting.
If the Board determines to effect a Reverse Stock Split, it will file an amendment to the Charter with the Secretary of State of Delaware to effect the Reverse Stock Split, and the Charter will be amended accordingly. The text of the form of such amendment is set forth in Appendix A to this Proxy Statement. Such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of Delaware or as the Board deems necessary and advisable to effect the reverse stock split, if any.
The approval of this Reverse Stock Split Proposal is not conditioned upon the approval of the Share Authorization Proposal, nor is the approval of the Share Authorization Proposal conditioned upon the approval of this Reverse Stock Split Proposal or the implementation of a reverse stock split. If this Reverse Stock Split Proposal is approved and the Board elects to implement a reverse stock split, the number of outstanding shares of Common Stock will be reduced in proportion to the ratio of the reverse stock split chosen by the Board. If a reverse stock split is implemented, the number of authorized shares of Common Stock will decrease by the same proportion as the number of shares of Common Stock that are outstanding at the time of the reverse stock split. If the Share Authorization Proposal is approved, the increase in authorized shares to 900,000,000 will be implemented prior to any reverse stock split. If such proposal is approved and a reverse stock split is subsequently implemented, the number of authorized shares of Common Stock will then be reduced from such number by an amount that is proportionate to the reverse stock split.
Depending on the ratio for a reverse stock split determined by the Board, a minimum of two and a maximum of ten shares of existing Common Stock would be combined into one new share of Common Stock. Based on 328,764,784 shares of Class A Common Stock and 64,000,588 shares of Class B Common Stock issued and outstanding as of September 14, 2022, immediately following a reverse stock split the Company would have approximately 164,382,392 shares of Class A Common Stock and 32,000,294 shares of Class B Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a reverse stock split is 1-for-2, and 32,876,479 shares of Class A Common Stock and 6,400,059 shares of Class B Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a reverse stock split is 1-for-20.
A reverse stock split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that record holders of Common Stock otherwise entitled to a fractional share, as a result of a reverse stock split, would be rounded up to the next whole number. In addition, a reverse stock split would not affect any stockholder’s proportionate voting power.
The Board reserves the right to elect not to effect a reverse stock split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that implementing a reverse stock split is not in the best interests of the Company and its stockholders. If the Board does not implement a reverse stock split on or prior to the one year anniversary of the conclusion of the Special Meeting, stockholder approval would again be required prior to implementing any future reverse stock split.
The purpose of the Reverse Stock Split is to increase the market price of the Common Stock in order to mitigate the risk of the Common Stock being delisted from the Nasdaq Global Select Market. The Nasdaq Stock Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. Nasdaq Listing Rule 5450(a)(1) requires that the Company maintain a closing bid price that is greater than or equal to $1.00 per share. Companies are considered out of compliance with this requirement if the closing bid price is below $1.00 per share for 30 consecutive days. Under Nasdaq Listing Rule 5810(c)(3)(A), once out of compliance with this requirement, a company has 180 calendar days to regain compliance by meeting a closing bid price of greater than or equal to $1.00 per share for a minimum of 10 consecutive business days, unless the Nasdaq Stock Market exercises its discretion to extend this period. As of the date hereof, the Common Stock has closed at below $1.00 for 19 consecutive days. The failure to obtain approval of the Reverse Stock Split Proposal may result in the Common Stock becoming delisted by the Nasdaq Stock Market.
Voting Requirements
Delaware law requires the affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote at the Special Meeting to approve the Reverse Stock Split Proposal.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of September 14, 2022, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board, (3) each of our named executive officers and (4) all of the members of the Board and our executive officers, as a group. As of September 14, 2022, there were outstanding 328,764,784 shares of Class A Common Stock, 64,000,588 shares of Class B Common Stock, and 94,213,240 outstanding warrants to purchase shares of Class A Common Stock, consisting of 23,375,988 warrants originally issued in the initial public offering of Property Solutions Acquisition Corp. (“PSAC”), the predecessor company to FF, 276,131 warrants originally issued in a private placement in connection with the initial public offering of PSAC, 28,431,635 warrants issued in a private placement on various dates in 2021 to ATW Partners, LLC pursuant to a note purchase agreement with FF Intelligent Mobility Global Holdings Ltd., an entity surviving a merger with PSAC Merger Sub Ltd. to become a wholly-owned subsidiary of PSAC (“Legacy FF”), 1,429,068 warrants issued in a private placement on August 5, 2021 to Ares Capital Corporation and affiliated entities pursuant to a note purchase agreement with Legacy FF and 68,319,039 warrants issued pursuant to the Amended Purchase Agreement.
The beneficial ownership percentages set forth in the table below are based on 392,765,372 shares of Common Stock issued and outstanding as of September 14, 2022 (including for this purpose, 64,000,588 shares of Class A Common Stock issuable upon conversion of 64,000,588 shares of Class B Common Stock held by FF Top, all as issued and outstanding shares as of September 14, 2022) and do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to 94,213,240 shares of Class A Common Stock that remain outstanding, the exercise of any of the 35,752,026 outstanding options (as of September 14, 2022) or the conversion of any of the outstanding convertible notes. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and stock options held by the person that are currently exercisable or may be exercised within 60 days of September 14, 2022. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.
Title of Class	Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
	Holder of Over 5%:
Class A Common Stock	Season Smart Limited(1)	66,494,117	16.9%
Class A Common Stock	FF Top Holding LLC(2)	117,705,569	30.0%
Class A Common Stock	Founding Future Creditors Trust(3)	19,901,731	6.1%
	Directors and Executive Officers
Class A Common Stock	Matthias Aydt(4)	390,888	*
Class A Common Stock	Dr. Carsten Breitfeld(5)	946,249	*
Class A Common Stock	Edwin Goh	—	—
Class A Common Stock	Adam (Xin) He***	—	—
Class A Common Stock	Yueting Jia (YT Jia)	72,749	*
Class A Common Stock	Brian K. Krolicki(6)**	103,618	*
Class A Common Stock	Robert A. Kruse Jr.(7)	149,232	*
Class A Common Stock	Lee Liu	—	—
Class A Common Stock	Chui Tin Mok(8)	836,245	*
Class A Common Stock	Hong Rao(9)	224,974	*

Title of Class	Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Class A Common Stock	Becky Roof(10)	—	—
Class A Common Stock	Qing Ye(11)	234,852	*
	All executive officers and directors as a group (12 individuals)	2,958,807	*
*	Less than 1%
**	Upon the Company receiving at least $35.0 million of additional funding, Mr. Krolicki has agreed to resign as a director of the Company.
***	Mr. Adam (Xin) He has been appointed Interim Chairman of the Board, effective as of October 3, 2022.
(1)
Based on a Schedule 13D/A filed by Season Smart on September 27, 2022. Season Smart is an indirect subsidiary of China Evergrande Group, a Cayman company. China Evergrande Group holds its interest in Season Smart through a chain of entities, and China Evergrande Group’s direct and indirect subsidiaries through which it holds interest in Season Smart are New Garland Limited (a British Virgin Islands company), Global Development Limited (a Cayman company), Acelin Global Limited (a British Virgin Islands company), Evergrande Health Industry Holdings Limited (a British Virgin Islands company) and China Evergrande New Energy Vehicle Group Limited (a Hong Kong company) (collectively, the “Evergrande Entities”). Each Evergrande Entity, by reason of its ownership of the voting securities of the subsidiary below it in the ownership structure, has the right to elect or appoint a majority of the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. Mr. Hui Ka Yan (“Mr. Hui”) is a controlling stockholder of China Evergrande Group, through his wholly owned subsidiary, Xin (BVI) Limited (a British Virgin Islands company). Mr. Hui, by reason of his ownership of the voting securities of Xin (BVI) Limited, has the right to elect or appoint the members of the governing body of China Evergrande Group. As a result, each Evergrande Entity, Mr. Hui and Xin (BVI) Limited may be deemed to be the beneficial owner of the shares held of record by Season Smart.

(2)
Based on a Schedule 13D/A filed by FF Top, Pacific Technology Holding LLC (“Pacific Technology”) and FF Global, each a Delaware limited liability company (collectively, the “Reporting Persons”) on September 26, 2022. Includes (i) 52,524,292 shares of Class A Common Stock held by certain other stockholders of the Company over which the Reporting Persons exercise voting control pursuant to voting agreements, (ii) 1,180,689 shares of Class A Common Stock held directly by Pacific Technology and (iii) 64,000,588 shares of Class B Common Stock held directly by FF Top. Shares of Class B Common Stock are convertible into shares of Class A Common Stock of the Company at any time. Assumes the conversion of the Class B Common Stock referred to above into shares of Class A Common Stock. Pacific Technology is the managing member of FF Top, and FF Global is the managing member of Pacific Technology. FF Global is governed by an executive committee (the “FF Global Executive Committee”) consisting of six managers - YT Jia, Jerry Wang, Chui Tin Mok, Prashant Gulati, Chaoying Deng and Philip Bethell. A majority of the managers present at a meeting of the FF Global Executive Committee where there is a quorum is required to approve any actions of FF Global, including actions relating to the voting and disposition of shares of Common Stock by FF Top. YT Jia has significant influence over and may control the outcome of any actions taken by the FF Global Executive Committee through a series of familial and personal relationships that he has with the other managers on the FF Global Executive Committee.

(3)
Based on a Schedule 13D filed by Founding Future Creditors Trust (the “Creditor Trust”) on August 9, 2021. Includes 19,901,731 shares of Class A Common Stock. Creditor Trust also holds a 20% preferred membership interest in Pacific Technology but does not control the disposition of any shares of Class B Common Stock held directly or indirectly by Pacific Technology. Jeffrey D. Prol is the trustee of Creditor Trust (the “Trustee”). The Trustee, solely in his capacity as such and subject to the trust agreement that established and governs the Creditor Trust.

(4)	Includes options to acquire 334,995 shares of Class A Common Stock that have vested or will vest within 60 days of September 14, 2022.
(5)	Includes options to acquire 521,798 shares of Class A Common Stock that have vested or will vest within 60 days of September 14, 2022.
(6)	Includes options to acquire 103,618 shares of Class A Common Stock that have vested or will vest within 60 days of September 14, 2022.
(7)	Includes options to acquire 138,062 shares of Class A Common Stock that have vested or will vest within 60 days of September 14, 2022.
(8)	Includes options to acquire 668,359 shares of Class A Common Stock that have vested or will vest within 60 days of September 14, 2022.
(9)	Includes options to acquire 212,277 shares of Class A Common Stock that have vested or will vest within 60 days of September 14, 2022.
(10)	Ms. Roof was appointed interim Chief Financial Officer effective March 1, 2022.
(11)	Includes options to acquire 217,519 shares of Class A Common Stock that have vested or will vest within 60 days of September 14, 2022.
+	Does not include shares held of record by CYM Tech Holdings, LLC as a nominee for certain former lenders to FF. The managers of CYM Tech Holdings, LLC are Chaoying Deng and Matthias Aydt.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our Corporate Secretary must receive the proposal no later than November 9, 2022. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Faraday Future Intelligent Electric Inc., Attn: Corporate Secretary, Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2022 Annual Meeting and appear in person or through an authorized representative at the 2022 Annual Meeting to present the proposal.
Alternatively, stockholders intending to put forth a director nomination or a stockholder proposal not pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2022 Annual Meeting from the stockholder no later than the tenth day following the date on which the Company announces the date of the 2022 Annual Meeting. The notice must contain the information required by our Bylaws. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2022 Annual Meeting, notice must be submitted no later than the tenth day following the date on which the Company announces the date of the 2022 Annual Meeting and include all of the information required by Rule 14a-19 under the Exchange Act.
Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the 2022 Annual Meeting.
OTHER MATTERS
In accordance with the Bylaws, the business transacted at the Special Meeting will be limited to the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.

EXPENSES OF SOLICITATION
The Company will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel.
The Company has retained Morrow Sodali LLC to solicit proxies. Under our agreement with Morrow Sodali LLC, they will receive a fee of up to approximately $75,000 plus the reimbursement of reasonable expenses. The Company also agreed to indemnify Morrow Sodali LLC against certain liabilities relating to, or arising out of, its retention. Morrow Sodali LLC will solicit proxies by mail, telephone, facsimile and email.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

RIGHT OF APPRAISAL
Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation and the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.
This 13th day of October, 2022.
By Order of the Board of Directors
/s/ Adam (Xin) He
Interim Board Chairman
Gardena, California

APPENDIX A:

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
Faraday Future Intelligent Electric Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:
The name of the Corporation is Faraday Future Intelligent Electric Inc. The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2020. The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2020 (the “Amended and Restated Certificate”). The Corporation further amended and restated the Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2021.
This Third Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 211, 242 and 245 of the DGCL.
The text of the Corporation’s Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as set forth in Exhibit A attached hereto. This Third Amended and Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been signed this [•] day of [•], 2022.
FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

EXHIBIT A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
ARTICLE I
NAME
The name of the corporation is Faraday Future Intelligent Electric Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is c/o Vcorp Services, LLC, 1013 Centre Road, Suite 403-B, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is Vcorp Services, LLC.
ARTICLE III
PURPOSE AND DURATION
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is to have a perpetual existence.
ARTICLE IV
CAPITAL STOCK
Section 4.1 The total number of shares of all classes of capital stock that the Corporation is authorized to issue is [•], divided by [•] shares, consisting of two classes of stock: (i) [•] shares of common stock, $0.001 par value per share (the “Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). The class of Common Stock shall be divided into two series of stock composed of (i) [•], divided by [•] shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 75,000,000, divided by [•] shares of Class B Common Stock (the “Class B Common Stock”). For the avoidance of doubt, the Class A Common Stock and Class B Common Stock are separate series within a single class of Common Stock, and are referred to herein together as the “Common Stock.” Pursuant to the DGCL, at [•] [a.m./p.m.] Pacific Time on the date of filing (the “Effective Time”) of this Third Amended and Restated Certificate of Incorporation, each set of [•] shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).
No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each, an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
Section 4.2 Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the DGCL, setting forth such resolution and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock or otherwise provided in this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Third Amended and Restated Certificate of Incorporation. Unless otherwise provided in the Certificate of Designation establishing a series of Preferred Stock, the Board of Directors may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Section 4.3 Subject to Section 4.4, the Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be approved in accordance with the Delaware General Corporation Law (the “DGCL”).
Section 4.4 Notwithstanding anything to the contrary under this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), without the approval of the holders of a majority of the then-outstanding shares of Class B Common Stock, the Board shall not authorize, allot or create any new class of shares each of which bear or may bear more than one vote per share or having the effect of diluting the voting power of the Class B Common Stock disproportionately.
Section 4.5
(a) Voting Rights.
(i) Except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Prior to the occurrence of a Qualifying Equity Market Capitalization, the holders of shares of Class B Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Upon and after the occurrence of a Qualifying Equity Market Capitalization, the holders of shares of Class B Common Stock shall be entitled to ten votes for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Third Amended and Restated Certificate, the holders of shares of the Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation. For purposes of this Section 4.5(a), the term “Qualifying Equity Market Capitalization” means the Corporation, for any consecutive period of 20 trading days, having a volume weighted average total equity market capitalization of at least $20 billion as determined, in good faith by the Board, for each trading day by multiplying the closing sale price per share of Class A Common Stock of the Corporation on the Nasdaq (or such other securities exchange on which the Corporation’s securities are then listed for trading) on such trading day (as reported by Bloomberg through its “HP” function or, if not available on Bloomberg, as reported by Morningstar) by the then total number of issued and outstanding shares of Class A Common Stock, Class B Common Stock and other shares of the Corporation on such trading day.
(ii) Except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of the Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (or any Certificate of Designation made hereunder) or the DGCL.
(b) Conversion Right.
(i) Subject to the provisions hereof and to compliance with all laws and regulations applicable thereto, including the DGCL, each holder of shares of Class B Common Stock shall have the right to convert, at such holder’s option, any or all of its shares of Class B Common Stock into shares of Class A Common Stock at a conversion rate equal to one share of Class A Common Stock for each share of Class B Common Stock so converted. For the avoidance of doubt, a holder of shares of Class A Common Stock shall have no right to convert shares of Class A Common Stock into shares of Class B Common Stock under any circumstances.
(ii) Each share of Class B Common Stock shall be converted at the option of the holder by delivery of written notice (a “Conversion Notice”) by such holder to the Corporation at the principal executive offices of the Corporation to the attention of the Secretary of the Corporation of such holder’s election to convert such share of Class B Common Stock pursuant to this Section 4.5(b), at any time after issue and without the payment of any additional sum, into one fully paid and nonassessable share of Class A Common Stock. Such conversion shall take effect upon the delivery of such Conversion Notice to the Corporation or at such date and time or upon the happening of such event as may be specified in the Conversion Notice (the “Conversion Time”). A Conversion Notice shall not be effective if it is not accompanied by the share certificates (if any) in respect of the relevant shares of Class B Common Stock and such other evidence (if any) as the Board may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Board may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of shares of Class B Common Stock requesting conversion.
(iii) At the Conversion Time, each share of Class B Common Stock shall automatically be converted into a share of Class A Common Stock with such rights and restrictions attached thereto and shall rank pari passu in all respects with the shares of Class A Common Stock then in issue, and the Corporation shall enter or procure the entry of the name of the relevant holder of shares of Class B Common Stock as the holder of the same number of shares of Class A Common Stock resulting from the conversion of the shares of Class B Common Stock in the Corporation’s books and shall procure that any certificates in respect of the relevant shares of Class A Common Stock, together with (if applicable) a new certificate for any unconverted shares of Class B Common Stock comprised in any certificate(s) surrendered by the holder of the shares of Class B Common Stock, are issued to the holders thereof.
(iv) Until such time as the shares of Class B Common Stock have been converted into shares of Class A Common Stock, the Corporation shall at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorized but unissued shares of capital stock, such number of authorized but unissued shares of Class A Common Stock as would enable all shares of Class B Common Stock to be converted into shares of Class A Common Stock and any other rights of conversion into, subscription for or exchange into shares of Class A Common Stock to be satisfied in full.
(c) Conversion upon Transfer. Upon any sale, transfer, assignment or disposition of any share of Class B Common Stock by a holder to any person, or upon a change of ultimate beneficial ownership of any share of Class B Common Stock, in each case without the prior written consent of the Corporation (as determined by the Board of Directors) expressly referencing this Section 4.4(c) (each, a “Transfer”), such share of Class B Common Stock shall be automatically and immediately converted into one share of Class A Common Stock. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third-party right of whatever description on any share of Class B Common Stock to secure a holder’s contractual or legal obligations shall not be deemed to be a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party holding legal title to the relevant share of Class B Common Stock, in which case all the related shares of Class B Common Stock shall be automatically converted into the same number of shares of Class A Common Stock. For purposes of this Section 4.5(c), “beneficial ownership” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. If the Corporation has reason to believe that a Transfer of Class B Common Stock has occurred, the Corporation may request that the purported holder of Class B Common Stock furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Transfer of Class B Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient (as determined in good faith by the Board) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer of Class B Common Stock has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Corporation.
(d) Dividend Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions. For the avoidance of doubt, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividend paid by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
(e) Liquidation Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. For the avoidance of doubt, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any such distribution paid by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
(f) Subdivision, Combination and Reclassification. If the Corporation in any manner subdivides, combines or reclassifies the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will be subdivided, combined or reclassified in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
(g) Mergers, Consolidations and Similar Transactions. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to such distribution or payment, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

ARTICLE V
BOARD OF DIRECTORS
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
Section 5.1
(a) The business affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to Section 5.1(d), the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.
(b) Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, at each succeeding annual meeting of stockholders, a director shall be elected and hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Notwithstanding the foregoing provisions of this Article V, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(c) Subject to (i) that certain Shareholder Agreement, dated as of July 21, 2021 (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Shareholder Agreement”), by and between the Corporation and FF Top Holding Ltd., an exempted company with limited liability incorporated under the laws of the British Virgin Islands, and (ii) the special rights of the holders of one or more series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”).
(d) Subject to (i) the Shareholder Agreement and (ii) the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise required by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Subject to the Shareholder Agreement, any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the vacancy to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.
Section 5.2
(a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Third Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class; provided that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.
(b) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
ARTICLE VI
STOCKHOLDERS
Section 6.1 Subject to the special rights of the holders of one or more series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied. Notwithstanding anything herein to the contrary, on any matter that the Class B Common Stock is entitled to consent or vote as a separate class, the holders of the Class B Common Stock may take such action by written consent in lieu of a meeting.
Section 6.2 Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes as is a proper matter for stockholder action under the DGCL, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Such special meetings may not be called by stockholders or any other person or persons.
Section 6.3 Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE VII
LIABILITY AND INDEMNIFICATION; CORPORATE OPPORTUNITY
Section 7.1 To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.
Section 7.2 The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
Section 7.3 The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.
Section 7.4 Neither any amendment nor repeal of this Article VII, nor the adoption by amendment of this Third Amended and Restated Certificate of Incorporation of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.
Section 7.5 The provisions of this Section 7.5 are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means each of Property Solutions Acquisition Sponsor, LLC, a Delaware limited liability company, and its affiliates, successors, directly or indirectly managed funds or vehicles (as applicable), partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as directors of the Corporation; provided, that Exempted Persons shall not include the Corporation, any of its subsidiaries or their respective officers or employees.
(a) To the fullest extent permitted by law, the Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; provided, that the foregoing waiver of corporate opportunities by the Corporation contained in this sentence shall not apply to (i) any such corporate opportunity that is expressly offered to a director of the Corporation in his or her capacity as such (which such opportunity the Corporation does not renounce an interest or expectancy in) or (ii) any other fiduciary duty that may be applicable to such Exempted Person under applicable law.
(b) To the fullest extent permitted by law, no amendment or repeal of this Section 7.5 in accordance with the provisions hereof shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Section 7.5 shall not limit or eliminate any protections or defenses otherwise available to, or any rights to indemnification or advancement of expenses of, any director or officer of the Corporation under this Third Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any agreement between the Corporation and such officer or director, or any applicable law.
(c) Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 7.5.
ARTICLE VIII
EXCLUSIVE FORUM
Section 8.1 Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, the provisions of this Article VIII will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Notwithstanding any other provisions of law, this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
Section 8.2 If any action the subject matter of which is within the scope of Section 8.1 is filed in a court other than within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts of the State of Delaware in connection with any action brought in any such court to enforce Section 8.1 (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 8.3 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended.
Section 8.4 If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.
ARTICLE IX
AMENDMENTS
Notwithstanding any other provisions of this Third Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Third Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII and this Article IX, (ii) the affirmative vote of the holders of a majority of the then-outstanding shares of Class B Common Stock, voting separately as a class, shall be required to alter, amend or repeal Section 4.5, Section 4.5 or this clause (ii) in this Article IX, and (iii) the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, voting separately as a class, shall be required to alter, amend or repeal Section 4.5 or this clause (iii) in this Article IX.
ARTICLE X
DOCUMENTS AND DETERMINATIONS
When the terms of this Third Amended and Restated Certificate of Incorporation refer to a specific agreement or other document or a decision by any body or person that determines the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise expressly provided in this Third Amended and Restated Certificate of Incorporation, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.
* * * *

SCAN TO
VIEW MATERIALS & VOTE

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time, on November 2, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You will need the control number at the left in order to do so.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/FFIE2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time, on November 2, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and mail it in the postage-paid envelope provided in time for it to be received by the close of business, on November 2, 2022 or return it to Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248 by the close of business, on November 2, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89139-S52611

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ONLY YOUR LATEST DATED AND SUBMITTED PROXY WILL COUNT.**

**FARADAY FUTURE INTELLIGENT ELECTRIC INC.**

There are no other matters that will be voted upon at the Special Meeting.

**PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD.** When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Faraday Future Intelligent Electric Inc. ("FF" or the "Company") to be held virtually at 9:00 a.m. Pacific Time, on November 3, 2022 at www.virtualshareholdermeeting.com/FFIE2022SM. The accompanying Notice of Special Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the Special Meeting.

Whether or not you plan to attend the Special Meeting, it is important that your shares be voted. Accordingly, please complete, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the Special Meeting virtually and voting during the Special Meeting. Voting your shares via proxy in advance will not affect your ability to attend the Special Meeting virtually, but regardless of whether or not you plan to attend virtually, we encourage you to vote your shares by proxy in advance in order to ensure that your votes are counted.

Sincerely,

D89140-S52611

**PROXY**

## FARADAY FUTURE INTELLIGENT ELECTRIC INC.

### PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 3, 2022
### THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Brian Fritz and Mark Connelly or either of them as Proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of FARADAY FUTURE INTELLIGENT ELECTRIC INC. (the "Company") held of record by the undersigned as of the close of business on September 27, 2022 at the Special Meeting of Stockholders of the Company to be held on November 3, 2022, at 9:00 a.m. Pacific Time, or any adjournment or postponement thereof (the "Special Meeting"). The undersigned hereby revokes all proxies previously given with respect to the shares covered hereby with respect to the Special Meeting.

**This proxy card, when properly executed, will revoke any proxies previously given with respect to the shares covered hereby, and will be voted in the manner directed herein by the undersigned stockholder. IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE AS TO A PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS WITH RESPECT TO THAT PROPOSAL. PURSUANT TO THE COMPANY'S BYLAWS, THERE ARE NO OTHER MATTERS OF BUSINESS THAT WILL COME BEFORE THE SPECIAL MEETING.**

Please mark, sign, date and return this card promptly using the enclosed envelope.

**SEE REVERSE SIDE**

**SEE REVERSE SIDE**

**Continued and to be signed on Reverse Side**